Exhibit 99.1

FOR IMMEDIATE RELEASE

ATEC Reports Fourth Quarter and Full Year 2019 Financial Results

U.S. Revenue Grew Nearly 30% Year-Over-Year for the Full Year

And 35% Year-Over-Year in the Fourth Quarter

CARLSBAD, Calif., March 5, 2020 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), today announced financial results for the fourth quarter and full year ended December 31, 2019, and recent corporate highlights.

Fourth Quarter and Full Year 2019 Financial Highlights

	Quarter Ended December 31, 2019	Year Ended December 31, 2019

Total revenues	$ 32.4 million	$113.4 million
U.S. product revenue	$ 31.1 million	$ 108.2 million
U.S. gross margin	71.1%	71.4%
Operating expenses	$ 36.7 million	$ 124.9 million
Non-GAAP operating expenses	$ 29.2 million	$ 105.2 million
Operating loss	$ (14.5) million	$ (47.3) million
Non-GAAP Adjusted EBITDA	$ (2.6) million	$ (11.2) million

2019 and Recent Commercial and Product Highlights

•	Increased the percent of revenue driven by new products to 48% in the fourth quarter of 2019 and 37% for the full year 2019
•	Advanced clinical distinction with 12 new product launches
•	Grew revenue per case by over 20% year-over-year in the fourth quarter 2019 and by 17% year-over-year in the full year 2019
•	Continued to make significant progress transforming the sales network, generating revenue growth from strategic distribution partners of over 40% compared to fourth quarter 2018
•	Launched the SafeOp Neural Monitoring System, the first reflection of the AlphaInformatiX platform
•	Received FDA 510(k) clearance for 6 products
•	Announced an agreement to acquire EOS Imaging, S.A. (“EOS”), adding unprecedented spine imaging and anatomical modeling proficiencies to the AlphaInformatiX platform
•	Secured a new capital commitment of up to $160 million to refinance existing debt and fund the proposed acquisition of EOS

“2019 was a strong year of execution,” said Pat Miles, Chairman and Chief Executive Officer. “We drove nearly 30% U.S. revenue growth by delivering on our commitments to create clinical distinction, revitalize the sales channel and compel surgeon adoption.”

“We are building on that momentum in 2020,” Miles added. “With our recently announced agreement to acquire EOS imaging, we are significantly enhancing our ability to inform spine surgery, improve clinical decisions and drive better patient-specific outcomes. The future is exceptionally bright for spine’s Organic Innovation Machine!”

Comparison of 2019 Financial Results to 2018

U.S. product revenue for the fourth quarter 2019 was $31.1 million, up 35% compared to $23.0 million in the fourth quarter 2018. U.S. product revenue for the full year 2019 was $108.2 million, up 29% compared to $83.7 million in the full year 2018. Growth was driven by the strength of new product introductions and the expansion of the strategic distribution channel, which generated 88% of U.S. revenue in 2019, up from 80% in 2018. Revenue growth generated by strategic distributors continues to offset revenue impacts associated with transitioning or discontinuing legacy distributor relationships.

U.S. gross profit and gross margin for the fourth quarter 2019 were $22.1 million and 71.1%, respectively, compared to $16.5 million and 71.6%, respectively, for the fourth quarter 2018.  U.S. gross profit and gross margin the full year 2019 were $77.2 million and 71.4%, respectively, compared to $62.7 million and 75.0%, respectively, for the full year 2018. U.S. gross margin was impacted by increased non-cash excess and obsolete write-offs related to legacy products. On a non-GAAP basis, excluding non-cash excess and obsolete charges, U.S. gross margin was 78.1% in the fourth quarter of 2019, compared to 79.1% in the fourth quarter of 2018, and 79.3% for the full year 2019, compared to 79.5% in 2018.

Total operating expenses for the fourth quarter 2019 were $36.7 million, reflecting an increase of $12.4 million compared to $24.3 million in the fourth quarter 2018. Total operating expenses for the full year 2019 were $124.9 million, reflecting an increase of $39.2 million compared to $85.7 million in the full year 2018.

On a non-GAAP basis, excluding restructuring charges, stock-based compensation, transaction-related expenses, litigation-related expenses, fair value adjustments, and a 2018 gain on settlement, total operating expenses in the fourth quarter 2019 increased to $29.2 million from $20.1 million in 2018, and increased to $105.2 million for the full year 2019 from $77.2 million in 2018. The increases were attributable to increased organic product development, the support of new product launches, variable selling expenses and continued investment in the sales channel.

GAAP Operating loss for the fourth quarter 2019 was $14.5 million, compared to a loss of $7.7 million for the fourth quarter 2018, an increase of $6.8 million. The increase includes $3.5 million attributable to non-cash stock-based compensation, litigation-related expenses, and restructuring. GAAP operating loss for the full year 2019 was $47.3 million, compared to a loss of $22.4 million for the full year 2018, an increase of $24.8 million. The increase includes $7.2 million attributable to non-cash stock-based compensation, litigation-related expenses, and restructuring.

Non-GAAP Adjusted EBITDA, which excludes stock-based compensation, fair value adjustments, litigation-related expenses, restructuring, transaction-related expenses, non-cash excess and obsolescence charges and a 2018 gain on settlement, was a loss of $2.6 million in the fourth quarter 2019, compared to earnings of $0.04 million in the fourth quarter 2018, and a loss of $11.2 million for the full year 2019, compared to a loss of $3.3 million in the full year 2018.

For more detailed information on non-GAAP operating expenses, non-GAAP adjusted operating loss and non-GAAP adjusted EBITDA, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Current and long-term debt includes $45.0 million in term debt and $12.8 million outstanding under the Company’s revolving credit facility at December 31, 2019 compared to $35.0 million in term debt and $11.0 million outstanding under the Company’s revolving credit facility at December 31, 2018.

Cash and cash equivalents were $47.1 million at December 31, 2019, compared to $29.1 million reported at December 31, 2018.

2020 Financial Outlook

ATEC expects total 2020 revenue between $130.0 million and $134.0 million, with expected U.S. product revenue between $128.0 and $131.0 million. Guidance contemplates U.S. revenue growth of 19% to 21% compared to 2019. The company will update guidance to reflect the impact of the proposed acquisition of EOS when the transaction closes, which is expected in the third quarter of 2020.

Investor Conference Call

Alphatec will host a live webcast and conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. At that time, please click here to access the webcast.  The conference call will be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 5166856. During today’s webcast, management will be referring to a presentation, viewable via the live webcast or through the Investor Relations section of the Company’s website.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC architects and commercializes approach-based technology that integrates seamlessly with the SafeOp Neural InformatiX System to provide real-time, objective nerve information that can enhance the safety and reproducibility of spine surgery. Additional information can be found at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s 2020 revenue and growth outlook, planned commercial launches and product introductions, the Company’s strategy in significantly repositioning the ATEC brand, turning the Company into a growth organization and creating future market disruption, its ability to finance future operations, statements about the timing of the anticipated EOS acquisition, when and whether the anticipated EOS acquisition ultimately will close, the potential benefits and synergies of the anticipated acquisition(including the expected impact on future financial and operating results). The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: uncertainty of success in developing new products or products currently in the pipeline; uncertainties in the Company’s ability to execute upon its strategic operating plan; uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; the Company’s ability to meet its financial obligations under its credit agreements and the OrthoTec LLC settlement agreement; uncertainties as to the timing and the closing of the EOS acquisition; uncertainties as to the percentage of EOS’s securityholders tendering their shares; the ability to retain and hire key EOS personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; the risk that the businesses will not be integrated successfully. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:	Company Contact:

Josh Berg	Jeff Black
Investor Relations	Chief Financial Officer
(760) 494-6790	ir@atecspine.com
ir@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Revenue from U.S. products	$31,143	$23,050	$108,242	$83,656
Revenue from international supply agreement	1,209	2,293	5,185	8,038
Total revenues	32,352	25,343	113,427	91,694
Cost of revenues	10,145	8,771	35,833	28,457
Gross profit	22,207	16,572	77,594	63,237

Operating expenses:
Research and development	3,436	2,964	13,849	9,853
Sales, general and administrative	28,976	18,949	101,714	72,640
Litigation-related expenses	4,122	1,540	8,549	5,683
Amortization of intangible assets	172	187	698	738
Transaction-related expenses	—	4	—	1,550
Gain on settlement	—	—	—	(6,168)
Restructuring expenses	—	623	60	1,381
Total operating expenses	36,706	24,267	124,870	85,677
Operating loss	(14,499)	(7,695)	(47,276)	(22,440)
Total other expenses, net	(2,899)	(2,546)	(9,865)	(7,729)
Loss from continuing operations before taxes	(17,398)	(10,241)	(57,141)	(30,169)
Income tax (benefit) provision	(361)	336	(239)	(1,361)
Loss from continuing operations	(17,037)	(10,577)	(56,902)	(28,808)
Loss from discontinued operations	6	(51)	(100)	(167)
Net loss	$(17,031)	$(10,628)	$(57,002)	$(28,975)
Recognition of beneficial conversion feature - Series B Preferred Stock	-	-	-	(13,488)
Net loss attributable to common shareholders	$(17,031)	$(10,628)	$(57,002)	$(42,463)

Net loss per share, basic and diluted:
Continuing operations	$(0.28)	$(0.24)	$(1.09)	$(0.82)
Discontinued operations	—	—	—	—
Net loss per share, basic and diluted	$(0.28)	$(0.25)	$(1.09)	$(1.20)

Shares used in calculating basic and diluted net loss per share	61,139	43,201	52,234	35,315

Stock-based compensation included in:
Cost of revenue	$33	$22	$146	$73
Research and development	209	222	752	351
Sales, general and administrative	3,148	1,618	10,058	4,880
	$3,390	$1,862	$10,956	$5,304

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash	$47,113	$29,054
Accounts receivable, net	16,150	15,095
Inventories, net	34,854	28,765
Prepaid expenses and other current assets	9,880	2,380
Current assets of discontinued operations	321	242
Total current assets	108,318	75,536

Property and equipment, net	19,722	13,235
Right-of-use asset	1,860	-
Goodwill	13,897	13,897
Intangibles, net	25,605	26,408
Other assets	493	347
Noncurrent assets of discontinued operations	53	54
Total assets	$169,948	$129,477

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,772	$4,399
Accrued expenses	26,416	22,316
Current portion of long-term debt	489	3,276
Current portion of lease liability	1,314	-
Current liabilities of discontinued operations	399	621
Total current liabilities	36,390	30,612

Total long term liabilities	66,324	57,688

Redeemable preferred stock	23,603	23,603
Stockholders' equity	43,631	17,574
Total liabilities and stockholders' equity	$169,948	$129,477

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Operating expenses	36,706	24,267	124,870	85,677
Adjustments:
Stock-based compensation	(3,357)	(1,840)	(10,810)	(5,231)
Contingent consideration fair value adjustment	-	(200)	(289)	(846)
Litigation-related expenses	(4,122)	(1,540)	(8,549)	(5,683)
Restructuring	-	(623)	(60)	(1,381)
Transaction-related expenses	-	(4)	-	(1,550)
Gain on settlement	-	-	-	6,168
Non-GAAP operating expenses	$29,227	$20,060	$105,162	$77,154

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Operating loss, as reported	$(14,499)	$(7,695)	$(47,276)	$(22,440)
Add back significant items:
Stock-based compensation	3,390	1,862	10,956	5,304
Contingent consideration fair value adjustment	-	200	289	846
Litigation-related expenses	4,122	1,540	8,549	5,683
Restructuring	-	623	60	1,381
Transaction-related expenses	-	4	-	1,550
Excess & obsolete charges	2,173	1,717	8,624	3,733
Gain on settlement	-	-	-	(6,168)
Adjusted operating loss	(4,814)	(1,749)	(18,798)	(10,111)

Operating loss, as reported	$(14,499)	$(7,695)	$(47,276)	$(22,440)
Depreciation	1,947	1,597	6,775	6,051
Amortization of intangible assets	277	187	803	738
EBITDA	(12,275)	(5,911)	(39,698)	(15,651)
Add back significant items:
Stock-based compensation	3,390	1,862	10,956	5,304
Contingent consideration fair value adjustment	-	200	289	846
Litigation-related expenses	4,122	1,540	8,549	5,683
Restructuring	-	623	60	1,381
Transaction-related expenses	-	4	-	1,550
Excess & obsolete charges	2,173	1,717	8,624	3,733
Gain on settlement	-	-	-	(6,168)
Adjusted EBITDA	$(2,590)	$35	$(11,220)	$(3,322)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues by source	(unaudited)
Revenue from U.S. products	$31,143	$23,050	$108,242	$83,656
Revenue from international supply agreement	1,209	2,293	5,185	8,038
Total revenues	$32,352	$25,343	$113,427	$91,694

Gross profit by source
Revenue from U.S. products	$22,148	$16,510	$77,235	$62,740
Revenue from international supply agreement	59	62	359	497
Total gross profit	$22,207	$16,572	$77,594	$63,237

Gross profit margin by source
Revenue from U.S. products	71.1%	71.6%	71.4%	75.0%
Revenue from international supply agreement	4.9%	2.7%	6.9%	6.2%
Total gross profit margin	68.6%	65.4%	68.4%	69.0%

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND GROSS MARGIN FROM U.S. PRODUCTS
(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
GAAP-based gross profit from U.S. products	$22,148	$16,510	$77,235	$62,740
Add: non-cash excess and obsolete charges	2,173	1,717	8,624	3,733
Non-GAAP gross profit from U.S. products	$24,321	$18,227	$85,859	$66,473

GAAP-based gross margin from U.S. products	71.1%	71.6%	71.4%	75.0%
Add: non-cash excess and obsolete charges	7.0%	7.4%	8.0%	4.5%
Non-GAAP gross margin from U.S. products	78.1%	79.1%	79.3%	79.5%